Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: AppHarvestIR@appharvest.com

AppHarvest announces Q3 2022 results and makes significant progress in bringing four-farm network consisting of 165 acres online by end of year

AppHarvest Berea and AppHarvest Somerset are the second and third farms to open as company expects to quadruple farms by year-end and diversify produce portfolio to include salad greens and berries

Construction delays at Berea, Somerset and Richmond farms drive lower net sales and improved Adjusted EBITDA loss guidance for the year

AppHarvest completes $30 million financing deal with Mastronardi Produce secured by AppHarvest Berea farm

Company announces leadership transitions to leverage CEA management experience

MOREHEAD, Ky., Nov. 7, 2022 -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a sustainable food company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, today announced its operating and financial results for the quarter ending September 30, 2022, showing strong progress on its strategy to quadruple its number of farms by year-end with the opening of the AppHarvest Berea and AppHarvest Somerset controlled environment agriculture (CEA) facilities and beginning commercial shipments of both salad greens and berries. The four-farm network expected to open this year consists of 165 acres making AppHarvest one of the largest CEA producers.

“As we near completion of the AppHarvest four-farm network with a diversified set of crops against a backdrop of extreme weather that continues to demonstrate the need for controlled environment agriculture in the U.S. to support food security with a climate-resilient and more sustainable approach, I’m encouraged by the team’s progress to execute one of the largest CEA buildouts ever while ramping up production of our fruit and vegetable portfolio for more potential revenue-generating streams this upcoming year,” said AppHarvest Founder & CEO Jonathan Webb.

Third Quarter 2022 Results
For the third quarter 2022, net sales were $524,000 on 0.75 million pounds of tomatoes sold with a net sales price of 70 cents per pound versus net sales of $543,000 on 1.5 million pounds of tomatoes sold with a net sales price of 37 cents per pound in the third quarter of 2021.The third quarter historically is the company’s lowest production period because of the annual summer refresh for the replanting of the Morehead farm to prepare for the next growing season. Despite the higher net price per pound in the third quarter of 2022, net sales were slightly lower than the third quarter 2021 due to lower yield related to the plant health issues disclosed earlier in the year.

In line with expectations while the company continues to rapidly expand its network to four farms, the company recorded a net loss of $24.0 million and non-GAAP Adjusted EBITDA loss of $12.0 million in the third quarter of 2022, compared to a prior year net loss of $17.3 million and non-GAAP Adjusted EBITDA loss of $16.5 million. See reconciliation of the non-GAAP measure at the end of this news release.

Leadership transitions
Tony Martin, a CEA industry veteran with prior experience as chief financial officer of Windset Farms, was recently appointed to the AppHarvest board of directors. The company expects to leverage Martin’s deep CEA expertise to provide valuable guidance in the areas of facilities, staffing and operations, to allow for streamlining within the organization. The general managers of each farm, with Martin’s counsel, will continue working to increase operational rigor and discipline. As the company announced last week, the team’s access to Martin enables David Lee to focus on his role as an AppHarvest board member and to step down from his role as president later this year.

Operations
Planting for the third growing season at Morehead is complete, and harvesting is expected to begin in early November. The crop currently is healthy, showing none of the plant health issues previously reported for the first quarter of 2022. The Morehead farm continues to make progress in improving quality, reducing distribution fees and expanding product variety that may command higher prices. Staffing efforts have increased across the farms, and lessons learned from Morehead are being actively applied to maximize labor efficiency, quality and produce yield as we ramp up operations at the three new facilities.

Exhibit 99.1

Development
On October 26, the company announced the start of commercial shipments from its new 15-acre Berea, Ky. salad greens farm featuring a “touchless growing system” with autonomous harvesting. The farm is opening on a phased approach, beginning with five acres and then bringing on additional productive acreage over time. When at capacity, AppHarvest Berea is expected to be able to harvest the equivalent of an estimated 10 miles of lettuce per day. Salad greens from AppHarvest Berea will be used in the new “Queen of Greens®” washed-and-ready-to-eat packaged salad brand.

The company also announced on November 3, the opening of its 30-acre Somerset, Ky., berry farm, where the team already has planted nearly one million strawberry plants for its upcoming season. The company confirmed it has begun commercial shipments of WOW® Berries for its customer, Mastronardi Produce. AppHarvest Somerset will grow strawberries and is expected to alternate the crop seasonally with English cucumbers. AppHarvest continues construction on its 60-acre Richmond, Ky. farm, which is expected to double the company’s capacity to grow tomatoes. Combined with the Morehead farm, the Richmond facility is expected to enable the company to grow nearly 1.5 million tomato plants per season. The AppHarvest Richmond farm also is expected to start operating before the end of 2022.

AppHarvest secures $30 million in non-dilutive capital
In conjunction with the opening of AppHarvest Berea, the company announced a new source of non-dilutive capital through a $30 million loan from Mastronardi Produce secured by the AppHarvest Berea farm. The secured financing is being delivered in two tranches of $15 million each, the first of which occurred on October 25 and the second is anticipated in the first half of the fourth quarter. The loan will incur an interest rate of 7.5% with interest paid in kind until the loan matures. Consistent with its strategy to secure attractive long-term financing for its assets, AppHarvest is evaluating a potential sale-leaseback financing for the Berea farm.

Balance Sheet and Liquidity
As of September 30, 2022, cash and cash equivalents were $36.2 million. During the quarter, the company sold 542,000 shares for $1.4 million via the ATM facility with Cowen, which has a remaining availability of $98.6 million, and 360,000 shares for $1.3 million on the committed equity facility with B. Riley Principal Capital established in December 2021. In July 2022, the company closed on the $50 million in USDA guaranteed loans with Greater Nevada Credit Union backed by AppHarvest Somerset with a current interest rate of 6.45% and a 23-year term, with the first three years being interest payments only. The financing, announced last quarter, repaid the previous JP Morgan credit facility and freed up the related $48 million in restricted cash, which was replaced by $22 million in restricted cash dedicated toward the completion of the Somerset facility.

The company expects to incur approximately $85 million to $95 million more in capital expenditures for the completion of the three construction projects underway, $50 million to $55 million of which is expected to be spent in the fourth quarter of 2022, with the remaining $35 million to $40 million expected to be paid by first quarter of 2023. Increases were driven by construction delays and supply chain issues associated with the expected quadrupling of the farm network by year-end.

Financial Outlook
The company is revising its full-year 2022 net sales outlook downward by approximately $6.6 million to an expected range of $14.0 million to $17.0 million. The revised guidance is primarily driven by construction delays related to supply chain issues at both AppHarvest Berea and AppHarvest Somerset that affected the timing of commercial shipments from the farms.
The company also is updating its full-year 2022 outlook range for Adjusted EBITDA loss guidance upward by $13.5 million to an anticipated loss in the range of $67.0 million to $72.0 million. This improvement was driven by lower costs of goods sold and operating costs related to the delayed operational readiness of the new facilities as well as cost-saving measures implemented in the second half of this year.

Conference Call and Webcast
AppHarvest will host a webcast and conference call today at 4:30 p.m. ET to discuss its third quarter financial results and operations.

The conference call will be streamed over the internet and accessible through the “Investor Relations” section of the AppHarvest website at https://investors.appharvest.com. To join the live call, please register here for the dial-in number and a personal PIN code. An audio-only replay of the webcast will be available on the company’s website approximately 90 minutes after the end of the conference call for 30 days.

Upcoming Events
AppHarvest management plans to participate in the 2nd Annual Roth AgTech Answers in New York City on Tuesday, November 15, 2022, and the Canaccord Genuity AgriFood Tech Innovation Virtual Forum on Thursday, December 1, 2022.

Details on upcoming events are available at the “Events” section of the AppHarvest Investor Relations website at https://investors.appharvest.com.

Exhibit 99.1
About AppHarvest
AppHarvest is a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with robotics and artificial intelligence to build a reliable, climate-resilient food system. AppHarvest’s farms are designed to grow produce using sunshine, rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. AppHarvest currently operates its flagship farm – about the size of 50 football fields – in Morehead, Ky., producing tomatoes. The company is developing a network of farms to produce a variety of vine crops, salad greens and berries. The four-farm network that is expected to be operational by the end of 2022 consists of 165 acres. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as Adjusted EBITDA, to understand and evaluate the Company’s core operating performance. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: stock-based compensation expense, Business Combination transaction-related costs, restructuring and impairment costs, remeasurement of warrant liabilities, start-up costs for new CEA facilities, Root AI acquisition related costs and certain other non-core items. The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes.

The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required to be presented in the Company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and the Company’s other financial results presented in accordance with GAAP.

Adjusted EBITDA as used in connection with the Company's 2022 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2022. In addition, the company may incur additional expenses which may impact adjusted EBITDA. Such items may include costs and expenses related to the business combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2022 GAAP financial results.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “expect,” “believe,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “plan,” “potential,” “seem,” “future,” “outlook,” “can,” “may, ”“target,” “strategy” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, including implementation of a phased approach at each facility, timing and availability of tomatoes at top national grocery stores and restaurants, anticipated benefits of the third season harvest, of the delivery of the second tranche of funding from Mastronardi Produce, the potential for a sale-leaseback of the Berea farm, the composition of AppHarvest’s leadership team, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on November 7, 2022, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1

APPHARVEST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$36,231	$150,755
Restricted cash	22,464	25,556
Accounts receivable, net	4	1,575
Inventories, net	12,409	4,998
Prepaid expenses and other current assets	4,850	5,613
Total current assets	75,958	188,497
Operating lease right-of-use assets, net	1,677	5,010
Property and equipment, net	458,744	343,913
Other assets, net	27,079	16,644
Total non-current assets	487,500	365,567
Total assets	$563,458	$554,064
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$10,500	$8,553
Accrued expenses	17,648	15,794
Current portion of lease liabilities	472	751
Current portion of long-term debt	3,685	28,020
Other current liabilities	106	119
Total current liabilities	32,411	53,237
Long-term debt, net of current portion	181,619	102,637
Lease liabilities, net of current portion	1,898	4,938
Deferred income tax liabilities	3,594	2,418
Private Warrant liabilities	514	1,385
Other liabilities	107	1,809
Total non-current liabilities	187,732	113,187
Total liabilities	220,143	166,424
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of September 30, 2022 and December 31, 2021, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 107,278 and 101,136 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	11	10
Additional paid-in capital	605,222	576,895
Accumulated deficit	(270,638)	(187,314)
Accumulated other comprehensive income (loss)	8,720	(1,951)
Total stockholders’ equity	343,315	387,640
Total liabilities and stockholders’ equity	$563,458	$554,064

Exhibit 99.1
APPHARVEST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$524	$543	$10,046	$5,980
Cost of goods sold	5,874	7,482	33,549	30,001
	(5,350)	(6,939)	(23,503)	(24,021)
Operating expenses:
Selling, general and administrative expenses	17,514	25,401	58,778	84,357
Total operating expenses	17,514	25,401	58,778	84,357
Loss from operations	(22,864)	(32,340)	(82,281)	(108,378)
Other income (expense):
Interest expense from related parties	—	—	—	(658)
Interest expense	—	(805)	—	(893)
Change in fair value of Private Warrants	27	15,781	(233)	32,095
Other	297	113	366	574
Loss before income taxes	(22,540)	(17,251)	(82,148)	(77,260)
Income tax benefit (expense)	(1,444)	(17)	(1,176)	(539)
Net loss	(23,984)	(17,268)	(83,324)	(77,799)

Other comprehensive income (loss):
Net unrealized gains (losses) on derivatives contracts, net of tax	3,551	(66)	10,671	(2,578)
Comprehensive loss	$(20,433)	$(17,334)	$(72,653)	$(80,377)

Net loss per common share:
Basic and diluted	$(0.23)	$(0.17)	$(0.80)	$(0.83)
Weighted average common shares outstanding:
Basic and diluted	106,453	100,437	103,643	93,823

Exhibit 99.1
APPHARVEST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net loss	$(83,324)	$(77,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	233	(32,095)
Deferred income tax (benefit) expense	1,176	539
Depreciation and amortization	9,941	7,791
Fixed asset impairment	1,070	—
Stock-based compensation expense	17,495	31,248
Rent expense in excess of payments	(158)	(72)
Changes in operating assets and liabilities
Accounts receivable	1,571	259
Inventories, net	(7,411)	(800)
Prepaid expenses and other current assets	762	(2,752)
Other assets, net	(1,722)	(10,486)
Accounts payable	888	811
Accrued expenses	(1,577)	1,575
Other current liabilities	50	(178)
Other non-current liabilities	(46)	617
Net cash used in operating activities	(61,052)	(81,342)
Investing Activities
Purchases of property and equipment	(121,613)	(112,903)
Purchases of property and equipment from a related party	—	(122,911)
Cost of acquisition, net of cash acquired	—	(9,756)
Investment in unconsolidated entity	—	(5,000)
Net cash used in investing activities	(121,613)	(250,570)
Financing Activities
Proceeds from Business Combination and PIPE Shares, net	—	448,500
Proceeds from debt	105,759	95,709
Payments on long-term debt	(48,597)	—
Debt issuance costs	(2,430)	(1,046)
Payments on financing obligation to a related party	—	(2,088)
Proceeds from stock options exercised	137	35
Proceeds from exercise of warrants	—	95
Proceeds from Employee Stock Purchase Plan	211	—
Payments of withholding taxes on restricted stock conversions	(1,497)	(2,341)
Proceeds from issuance of common stock	11,466	—
Other financing activities	—	(37)
Net cash provided by financing activities	65,049	538,827
Change in cash and cash equivalents	(117,616)	206,915
Cash, cash equivalents and restricted cash at the beginning of period	176,311	21,909
Cash, cash equivalents and restricted cash at the end of period	58,695	228,824
Less restricted cash at the end of the period	22,464	—
Cash and cash equivalents at the end of the period	$36,231	$228,824
Non-cash Activities:
Fixed assets purchases in accounts payable	$1,059	$14,170
Fixed assets purchases in accrued liabilities	$3,431	$8,331
Terminated right of use assets and operating lease liabilities	$3,031	$—
New right of use assets and lease liabilities	$169	$1,055

Exhibit 99.1

APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net loss	$(24.0)	$(17.3)	$(83.3)	$(77.8)
Interest expense from related parties	—	—	—	0.7
Interest expense	—	0.8	—	0.9
Interest income	(0.2)	(0.1)	(0.5)	(0.2)
Income tax (benefit) expense	1.4	—	1.2	0.5
Depreciation and amortization expense	3.8	3.2	9.9	7.8
EBITDA	(19.0)	(13.4)	(72.7)	(68.1)
Change in fair value of Private Warrants	—	(15.8)	0.2	(32.1)
Stock-based compensation expense	5.5	11.6	17.5	31.2
Transaction success bonus on completion of Business Combination	—	—	—	1.5
Restructuring and impairment costs	0.2	0.9	4.5	0.9
Start-up costs for new CEA facilities(1)	1.3	—	2.6	—
Business Combination transaction costs	—	0.1	—	13.9
Root AI acquisition costs(2)	—	—	—	1.0
Adjusted EBITDA	$(12.0)	$(16.5)	$(47.9)	$(51.6)
(1) Start-up costs are related to the pre-commencement commercial activities for tomatoes, salad greens and berries at the Richmond, Berea and Somerset CEA facilities
(2) The acquisition of Root AI occurred on April 7, 2021